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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            BROUGHTON FOODS COMPANY
             (Exact name of Registrant as specified in its charter)

                 Ohio                                      31-4135-025
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                            210 North Seventh Street
                             Marietta, Ohio  45750

                    (Address of Principal Executive Offices)

         If this Form Relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, Par value $1.00 per share
                                (Title of class)

Item 1.  Description of Registrants Securities to be Registered

         For a full description of Broughton Foods Company's Common Stock ("Common Stock") being registered hereby, reference is made to the information contained under the Caption "Description of Capital Stock" in the Prospectus that forms part of the Registrant's registration statement (Registration No. 333-37387) filed with the Securities and Exchange Commission ("SEC") on October 8, 1997, under the Securities Act of 1933, as amended ("Securities Act"), which registration statement was amended by Pre-Effective Amendment No.1 filed with the SEC on November 26, 1997. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Common Stock will be filed pursuant to Rule 430A or
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pursuant to an amendment to the Registration Statement under the Securities
Act, and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits

         2.1     Articles of Incorporation. Incorporated by reference to
                 Exhibit 3.1 to the Registration Statement
         2.2 Code of Regulations. Incorporated by reference to Exhibit 3.2 to the Registration Statement.

                                        SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: November 26, 1997

BROUGHTON FOODS COMPANY


By /S/ Todd R. Fry
   -------------------
   Todd R. Fry
   Chief Financial Officer